Exhibit 11.1

EXHIBIT

AUDITOR’S CONSENT

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Offering Circular on Form 1-A of Drs Diet, Inc. of our report dated June 15, 2022, related to the financial statements of Drs Diet, Inc. as of February 28, 2022 and the related statements of operations, stockholder's deficit, and cash flows for the period January 14, 2021 (inception) through February 28, 2022.

Yours truly,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

July 15, 2022